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                                                                    EXHIBIT 4-AG





                          SIXTH SUPPLEMENTAL INDENTURE

                                     between

                             HERCULES INCORPORATED,
                                    as Issuer

                                       and

                            THE CHASE MANHATTAN BANK,
                                   as Trustee

                          Dated as of February 9, 2000
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                                TABLE OF CONTENTS
                             ----------------------

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ARTICLE 1

SECTION 1.01.  Amended Definitions.......................................      2
SECTION 1.02.  Additional Definitions....................................      2
SECTION 1.03.  Section 1.01(h)...........................................      3
SECTION 1.04.  Deleted Definition........................................      3
SECTION 1.05.  Amendment of the Subordinated Notes.......................      3
SECTION 1.06.  Application of Articles 1, 2 and 3........................      3

ARTICLE 2

SECTION 2.01.  Amendment of Interest Rate Calculation on the
         Subordinated Notes..............................................      3

ARTICLE 3

SECTION 3.01.  Remarketing...............................................      7

ARTICLE 4

SECTION 4.01.  Ratification of Base Indenture, the First Supplemental
         Indenture, the Second Supplemental Indenture, the Third
         Supplemental Indenture and the Fifth Supplemental Indenture:
         Sixth Supplemental Indenture Controls...........................     11
SECTION 4.02.  Trustee Not Responsible for Recitals......................     12
SECTION 4.03.  Governing Law.............................................     12
SECTION 4.04.  Severability..............................................     12
SECTION 4.05.  Counterparts..............................................     12
SECTION 4.06.  Terms Defined.............................................     12
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         SIXTH SUPPLEMENTAL INDENTURE, dated as of February 9, 2000 (the "SIXTH
SUPPLEMENTAL INDENTURE"), between Hercules Incorporated, a Delaware corporation, as issuer (the "COMPANY"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "TRUSTEE").

         WHEREAS, the Company and the Trustee are parties to the Junior Subordinated Debentures Indenture dated as of November 12, 1998 between the Company and the Trustee (the "BASE INDENTURE"), as supplemented by a First Supplemental Indenture dated as of November 12, 1998 between the Company and the Trustee (the "FIRST SUPPLEMENTAL INDENTURE"), a Second Supplemental Indenture dated as of July 6, 1999 (the "SECOND SUPPLEMENTAL INDENTURE"), a Third Supplemental Indenture dated as of October 25, 1999 (the "THIRD SUPPLEMENTAL INDENTURE"), a Fifth Supplemental Indenture dated as of January 24, 2000 (the "FIFTH SUPPLEMENTAL INDENTURE" and together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Sixth Supplemental Indenture, the "INDENTURE");

         WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the issuance of the Company's unsecured junior subordinated debentures (the "DEBENTURES") to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

         WHEREAS, pursuant to the terms of the Indenture in the First Supplemental Indenture, the Company provided for the establishment of a new series of its Debentures known as its Auction Rate Reset Junior Subordinated Notes Series A (the "SUBORDINATED NOTES");

         WHEREAS, the Indenture provides that the Company and the Trustee may amend the Indenture, with the consent of each Holder of any Debenture affected thereby, to provide for, among other things, changes in the stated maturity and interest rate of that series of Debentures;

         WHEREAS, the Company and the Trustee desire to modify certain provisions of the Indenture to extend the maturity date and change the interest rate of the Subordinated Notes and to provide for remarketing of the Subordinated Notes in certain circumstances;

         WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid indenture and agreement according to its terms have been done;
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         NOW THEREFORE, in consideration of the purchase and acceptance of the Subordinated Notes by the Holder thereof, and for the purpose of amending and restating certain terms of the Indenture relating to the stated maturity, interest rate and remarketing of the Subordinated Notes, the Company covenants and agrees with the Trustee as follows:



                                    ARTICLE 1


         SECTION 1.01. Amended Definitions. The definition of "Maturity Date" contained in Section 1.01 of the Second Supplemental Indenture is hereby amended to read in its entirety as follows:

                  ""MATURITY DATE" means February 9, 2002; provided, that in the event of a successful Remarketing of the Subordinated Notes or the Preferred Securities, as the case may be, the Maturity Date shall be the Remarketed Redemption Date; and provided, further, that, in accordance with Section 10.02(a)(iv), in the event the Company elects to pay the outstanding principal of and accrued and unpaid interest on the Subordinated Notes upon receipt of the Remarketing Notice, and notifies the Remarketing Agent of such election within five Business Days thereafter, the Maturity Date shall be the date eight Business Days after receipt of the Remarketing Notice."

         SECTION 1.02. Additional Definitions. Section 1.01 of the First Supplemental Indenture is hereby amended by inserting the following definitions in the appropriate alphabetical order:

                  ""AFFILIATED BIDDER" has the meaning set forth in Section 10.02(b)."

                  ""DATE OF DETERMINATION" has the meaning set forth in Section 2.05(b)."

                  ""PRE-REMARKETING INTEREST PAYMENT DATE" has the meaning set forth in Section 2.05(b)."

                  ""PRE-REMARKETING REGULAR RECORD DATE" has the meaning set forth in Section 2.05(c)."


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
                  ""REMARKETED REDEMPTION DATE" means the later of (i) the first anniversary of the Remarketing Settlement Date on which Replacement Securities are issued, and (ii) February 9, 2002."

                  ""REMARKETING NOTICE" has the meaning set forth in Section 10.02(a)(i)."

                  ""REQUESTING HOLDERS" has the meaning set forth in Section 10.02(a)(i)."

         SECTION 1.03. Section 1.01(h). The term "ASSOCIATED PERSON" is hereby added to the list of defined terms contained in Section 1.01(h) of the First Supplemental Indenture.

         SECTION 1.04. Deleted Definition. The term "MATURITY EXTENSION DATE" is hereby deleted in its entirety from Section 1.01(h) of the First Supplemental Indenture.

         SECTION 1.05. Amendment of the Subordinated Notes. The Company shall execute replacement Subordinated Notes in the form attached hereto as Exhibit A to reflect the amended terms provided for in this Sixth Supplemental Indenture, and the Trustee shall authenticate and make such new Subordinated Notes available for delivery to the Holders of the Subordinated Notes upon surrender of the prior certificates therefor. The surrendered prior certificates representing the Subordinated Notes shall be canceled by the Trustee and shall no longer be outstanding.

         SECTION 1.06. Application of Articles 1, 2 and 3. The provisions of
Article 1, Article 2 and Article 3 hereof shall apply to the Subordinated Notes and the certificates therefor shall be appropriately amended.

                                    ARTICLE 2


         SECTION 2.01. Amendment of Interest Rate Calculation on the Subordinated Notes. Section 2.05 of the First Supplemental Indenture is hereby amended to read in its entirety as follows:

                  "SECTION 2.05. Interest. (a) Interest on the principal amount of each Subordinated Note will accrue and be payable at a rate (the "INTEREST RATE") per annum equal to

                       (i) from and including November 12, 1998 to but excluding
                  February 9, 2000, LIBOR plus 175 basis points;


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
                      (ii) from and including February 9, 2000 to but excluding
                  the earlier of (A) the Remarketing Settlement Date on which Replacement Notes are issued and (B) the date such principal amount is paid, LIBOR plus 150 basis points;

                     (iii) from and including the Remarketing Settlement Date on which Replacement Notes are issued to but excluding the date such principal amount is paid, the Winning Bid Rate; and

                      (iv) notwithstanding clauses (i), (ii) and (iii) above, if the Company fails to pay the principal amount on the date such amount becomes due, then from and including such due date to but excluding the date such principal amount is paid, the applicable Interest Rate in effect on the due date, compounded quarterly, but only to the extent permitted by applicable law.

                  Interest that is not paid when due will bear additional interest thereon compounded quarterly at the applicable Interest Rate in effect on the due date specified above (to the extent permitted by applicable law). The term "INTEREST", as used herein, includes any such additional interest unless otherwise stated.

          (b) Until the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Subordinated Notes will be payable quarterly in arrears (A) on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999 and (B) on such Remarketing Settlement Date (each, a "PRE-REMARKETING INTEREST PAYMENT DATE"), and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from November 12, 1998, to but excluding the related Pre-Remarketing Interest Payment Date, except as otherwise described below.

                  The Interest Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Interest Rate in effect from and including February 12, 1999 to but excluding February 9, 2000, for each quarterly period from and including the immediately preceding Pre-Remarketing Interest Payment Date to but excluding the applicable Pre-Remarketing Interest Payment Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Interest Payment Date (a "DATE OF DETERMINATION") and shall equal LIBOR plus 175 basis points.


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         The Interest Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Interest Payment Date to but excluding the applicable Pre-Remarketing Interest Payment Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Interest Payment Date and shall equal LIBOR plus 150 basis points. The amount of interest payable on February 12, 2000 shall reflect the pro rata application of the two Interest Rates applicable to the calculation period for such interest payment for each day on which the applicable Interest Rate was in effect. The amount of interest payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Pre-Remarketing Interest Payment Date is not a Business Day, then such Pre-Remarketing Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Distribution Date will be the immediately preceding Business Day.

                  All percentages resulting from any calculations on the Subordinated Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

                  (c) Interest shall be paid to the Person in whose name such Subordinated Note or any predecessor Subordinated Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which shall be fifteen (15) days prior to a Pre-Remarketing Interest Payment Date (the "PRE-REMARKETING REGULAR RECORD DATE").

                  (d) From and including the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Replacement Notes will be payable quarterly in arrears (A) on February 12, May 12, August 12 and November 12 of each year, commencing on the first such date following such Remarketing Settlement Date and (B) on the Maturity Date (each, an "INTEREST PAYMENT DATE"), and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including such Remarketing Settlement Date, to but excluding the


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         related Interest Payment Date, except as otherwise described below. The amount of interest payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day (and without any interest or other payment in respect of any such delay); provided, that if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

                  (e) Interest shall be paid to the Person in whose name the Subordinated Note or any predecessor Subordinated Note is registered on the books and records of the Company, at the close of business on the Regular Record Date for such interest installment, which, in respect of
         (i) Subordinated Notes of which the Property Trustee is the Holder or
         (ii) a Global Subordinated Note, shall be the close of business on the Business Day next preceding that Interest Payment Date (the "REGULAR RECORD DATE"). If the Subordinated Notes are not held by the Property Trustee and are not represented by a Global Subordinated Note, the Regular Record Date for such interest installment shall be fifteen (15) days prior to that Interest Payment Date.

                  (f) If, at any time while the Property Trustee is the Holder of any Subordinated Notes, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("ADDITIONAL INTEREST") on the Subordinated Notes held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed."


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                                    ARTICLE 3


         SECTION 3.01. Remarketing. (a) Article 10 of the First Supplemental Indenture is hereby amended to read in its entirety as follows:



                                   "ARTICLE 10
                             REMARKETING; RESET RATE

                  SECTION 10.01. Effectiveness of this Article; Incorporation of Remarketing Agreement. (a) Sections 10.02 and 10.04 shall become effective if and only if the Subordinated Notes have been distributed to the holders of the Trust Securities prior to Remarketing. Notwithstanding the foregoing, on the Remarketing Settlement Date (except in the case of a Failed Remarketing), the certificates representing the Subordinated Notes held by the Property Trustee shall be exchanged for certificates representing the Replacement Notes.

                  (b) Every Person, by virtue of having become a Holder in accordance with the terms of this Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this First Supplemental Indenture, including the terms of Exhibit B. Exhibit B is hereby incorporated in and expressly made a part of this First Supplemental Indenture.

                  SECTION 10.02.  Remarketing Procedure.

                  (a) (i) Subject to Section 10.04, the holders of a majority in principal amount of the Subordinated Notes (the "REQUESTING HOLDERS") have the right to require Remarketing of the Subordinated Notes at any time. The Requesting Holders may exercise this right by delivering a written notice to the Remarketing Agent at any time requesting a Remarketing of the Subordinated Notes. Upon the receipt of such notice, the Remarketing Agent shall immediately deliver a written notice to the Company on behalf of the Requesting Holders (the "REMARKETING NOTICE"). If the Requesting Holders exercise their right to require the Remarketing of the Subordinated Notes, the Reset Date shall be the sixth Business Day (the "EXPECTED RESET DATE") after the date on which the Remarketing Notice is received by the Company.

                           (ii) Notwithstanding Section 10.02(a)(i):


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                                    (A) the Company may, by notice to the
                           Remarketing Agent, direct that the Reset Date be delayed if the Company believes it will be unable to meet the conditions to Remarketing in the absence of such a delay; and

                                    (B) the Remarketing Agent may, by notice to
                           the Company, direct that the Reset Date be delayed if the Remarketing Agent believes that a Remarketing will not be successful in the absence of such a delay;

         provided that the Company and the Remarketing Agent, in either such event, will use their reasonable best efforts to establish a delayed Reset Date that is within five Business Days after the Expected Reset Date, but in no event later than the 15th Business Day following the date on which the related Remarketing Notice was received, or the 20th Business Day in the case of a Renewed Remarketing (as hereinafter defined) to which the provisions of Section 10.04 apply (as applicable, the "FINAL RESET DATE").

                           (iii) If the Company and the Remarketing Agent have
                  not agreed, on or prior to the sixth Business Day preceding the Final Reset Date, to a Reset Date that is not later than the Final Reset Date, a Failed Remarketing shall be deemed to have occurred.

                           (iv) Notwithstanding the provisions of this Article
                  10, upon receipt of a Remarketing Notice the Company shall have the right, in its sole discretion, to elect to pay the outstanding principal of and accrued and unpaid interest on the Subordinated Notes, rather than proceed with the Remarketing. The Company shall make such election by sending written notice, within five Business Days after the receipt of the Remarketing Notice, to the Remarketing Agent and the Trustee. If the Company makes such election, it shall pay the outstanding principal of and accrued and unpaid interest on the Subordinated Notes to the Holders thereof on the date eight Business Days after receipt of the Remarketing Notice.

                  (b) The Company shall, by notice to the Remarketing Agent no later than five Business Days prior to the Reset Date, select and specify three Reference Corporate Dealers. By 3:00 p.m., New York City time, on the Reset Date, the Remarketing Agent shall request Bids from such Reference Corporate Dealers. The Remarketing Agent or an Affiliate or Associated Person thereof (any such person, an "AFFILIATED BIDDER") may, at its option, enter a Bid. The Remarketing Agent shall disclose to the


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         Company the Bids obtained and determine the lowest Bid Rate from among the Bids obtained on the Reset Date (the "WINNING BID RATE"). By approximately 4:30 p.m., New York City time, on the Reset Date, the Remarketing Agent shall notify the Company and the Trustee of the Winning Bid Rate. If on a Reset Date, Bids are not submitted by at least two Reference Corporate Dealers, or if the lowest Bid submitted would result in a Winning Bid Rate in excess of the rate permitted by applicable law, the Remarketing shall be deemed to be a Failed Remarketing on the corresponding Remarketing Settlement Date. The Winning Bid Rate determined by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the holders of the Subordinated Notes, the Company and the Trust.

                  (c) On the Reset Date, the Remarketing Agent shall designate as the Secondary Purchaser (the "SECONDARY PURCHASER") the Reference Corporate Dealer providing the Bid containing the Winning Bid Rate. If the Winning Bid Rate is specified in the Bids submitted by two or more bidders, the Remarketing Agent shall, in consultation with the Company, designate one of such bidders as the Secondary Purchaser.

                  (d) On the Reset Date, the Secondary Purchaser shall enter into a Secondary Purchase Agreement for the purchase by such Secondary Purchaser at the Remarketing Price of the aggregate principal amount of Subordinated Notes, with an Interest Rate equal to the Winning Bid Rate and with a Maturity Date on the Remarketed Redemption Date.

                  (e) If a Remarketing has occurred pursuant to this Section
         10.02 but settlement of the purchase and sale of the Subordinated Notes does not occur on the corresponding Remarketing Settlement Date, then, unless the provisions of Section 10.04 with respect to a Renewed Remarketing shall apply, a Failed Remarketing shall be deemed to have occurred on such Remarketing Settlement Date.

                  (f) At the time and in the manner specified in the Secondary Purchase Agreement, the Secondary Purchaser shall pay on the Remarketing Settlement Date to the Remarketing Agent on behalf of the Holders of the Subordinated Notes an amount of cash equal to the Remarketing Price.

                  (g) Unless otherwise agreed among the Remarketing Agent, the Paying Agent and any Former Holder, the Remarketing Agent shall promptly pay the Remarketing Price to the Paying Agent, acting solely as agent for the Former Holders, and the Paying Agent shall pay such amount to the Former Holders in the manner specified in Section 2.02 of the Base


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         Indenture for payments of interest and as is otherwise specified herein, except that the Record Date therefor shall be the Business Day immediately preceding the Remarketing Settlement Date.

                  (h) The obligation of the Remarketing Agent to make payment to the Former Holders in connection with the Remarketing shall be limited to the extent that the Secondary Purchaser has delivered the Remarketing Price therefor to the Remarketing Agent.

                  (i) Any outstanding Subordinated Notes purchased on the Remarketing Settlement Date shall be deemed to be transferred to the Secondary Purchaser and shall be replaced in the manner provided in
         Section 10.02(j). On and after the Remarketing Settlement Date (except in the event of (y) a Failed Remarketing or (z) a failure by the Company to pay on the Remarketing Settlement Date all accrued interest on the Subordinated Notes to such Remarketing Settlement Date), (A) the Company shall make no further payments to, and the Company shall have no further obligations under this First Supplemental Indenture (or the Indenture) in respect of, the holders of such replaced Subordinated Notes (the "FORMER HOLDERS"), (B) the Company shall only be obligated to make payments to the holders of Replacement Notes and (C) the Subordinated Notes of the Former Holders shall no longer represent an obligation of the Company, but shall only represent a right to receive the proceeds of the Remarketing from the Paying Agent.

                  (j) The Company shall cause replacement certificates evidencing the remarketed Subordinated Notes (or, if the Preferred Securities have been remarketed, appropriately revised Subordinated Notes) to be executed by the Company and authenticated by the Trustee in accordance with the provisions of Section 2.03 of the Base Indenture (the "REPLACEMENT NOTES"). If the Subordinated Notes were Remarketed, the Replacement Notes shall be delivered to the purchaser or purchasers of the remarketed Subordinated Notes in accordance with the terms of the Secondary Purchase Agreement. If the Preferred Securities were Remarketed, the Replacement Notes shall be delivered to the Property Trustee of the Trust.

                  SECTION 10.03. Reset of Interest Rate and Maturity Date. From and including the Remarketing Settlement Date on which Replacement Notes are issued, if the Subordinated Notes are remarketed pursuant to
         Article 10 or the Preferred Securities are remarketed pursuant to
         Article 6 of the Trust Agreement, the Interest Rate on the Subordinated Notes shall be the Winning Bid Rate and the Maturity Date shall be the Remarketed Maturity Date.


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
                  SECTION 10.04. Renewed Remarketing. If a Remarketing has occurred pursuant to Section 10.02 that would be a Failed Remarketing pursuant to Section 10.02(e), because the purchase and sale of the Subordinated Notes do not take place on the corresponding Remarketing Settlement Date, and the reason for such failure shall, in the good faith determination of the Remarketing Agent, result from facts or circumstances that are not due to the action or inaction of the Company, then the provisions of Section 10.02 shall apply to a second remarketing (a "RENEWED REMARKETING") of the Subordinated Notes, except that the Expected Reset Date shall be the sixth Business Day following such corresponding Remarketing Settlement Date; provided that upon the occurrence of a Failed Remarketing pursuant to Section 10.02, only one Renewed Remarketing may occur pursuant to this Section 10.04, and no Renewed Remarketing shall occur after the Final Reset Date.

                  SECTION 10.05. Failed Remarketing. The Remarketing Agent shall give notice of any Failed Remarketing on the date such Failed Remarketing occurs, or is deemed to occur, by 4:00 p.m., New York City time, on the date of such Failed Remarketing, to the Company, the Trustee and the Paying Agent."



                                    ARTICLE 4


         SECTION 4.01. Ratification of Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fifth Supplemental Indenture: Sixth Supplemental Indenture Controls. The Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fifth Supplemental Indenture and this Sixth Supplemental Indenture, is in all respects ratified and confirmed, and this Sixth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Sixth Supplemental Indenture shall supersede the provisions of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fifth Supplemental Indenture to the extent the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or the Fifth Supplemental Indenture is inconsistent herewith.

         SECTION 4.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no


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
representation as to the validity or sufficiency of this Sixth Supplemental Indenture.

         SECTION 4.03. Governing Law. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to its principles of conflicts of laws.

         SECTION 4.04. Severability. If any provision in the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fifth Supplemental Indenture, this Sixth Supplemental Indenture or in the Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 4.05. Counterparts. The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Sixth Supplemental Indenture.

         SECTION 4.06. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.


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
         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the day and year first above written.


                                                  HERCULES INCORPORATED,
                                                           as Issuer


                                                  By: __________________________
                                                       Name:
                                                       Title:



                                                  THE CHASE MANHATTAN BANK,
                                                         as Trustee


                                                  By: __________________________
                                                       Name:
                                                       Title:

                                                                       EXHIBIT A

                            FORM OF SUBORDINATED NOTE

                                SUBORDINATED NOTE

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO HERCULES INCORPORATED OR ANY SUBSIDIARY THEREOF,
(B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) TO A SECONDARY PURCHASER (AS DEFINED IN THE AMENDED AND RESTATED TRUST AGREEMENT OF HERCULES TRUST V DATED AS OF NOVEMBER 12, 1998 (AS AMENDED FROM TIME TO TIME, THE "TRUST AGREEMENT")) THAT HAS ENTERED INTO A SECONDARY PURCHASE AGREEMENT (AS DEFINED IN THE TRUST AGREEMENT) WITH THE TRUST,
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND
(4) AGREES WITH RESPECT TO ANY TRANSFER OCCURRING PRIOR TO THE REMARKETING DATE ON WHICH REPLACEMENT NOTES ARE ISSUED TO ANY PERSON OTHER THAN THE PROPERTY TRUSTEE, TO PROVIDE TO THE INDENTURE TRUSTEE A DULY EXECUTED CERTIFICATE SUBSTANTIALLY TO THE EFFECT OF CLAUSES (1), (2) AND (3), ABOVE. AT THE REQUEST OF THE HOLDER, THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALE OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT.

FROM AND AFTER THE REMARKETING SETTLEMENT DATE ON WHICH REPLACEMENT NOTES ARE ISSUED TO ANY PERSON OTHER THAN THE PROPERTY TRUSTEE, THIS CERTIFICATE SHALL REPRESENT ONLY THE RIGHT TO RECEIVE THE REMARKETING PRICE, AS PROVIDED IN THE TRUST AGREEMENT, AND SHALL NO LONGER REPRESENT AN OBLIGATION OF THE COMPANY.

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE PROMPTLY MADE AVAILABLE UPON REQUEST TO THE VICE PRESIDENT - TAXES (AT (302) 594-5887) OR THE SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (AT (302) 594-5175), HERCULES INCORPORATED, HERCULES PLAZA, 1313 NORTH MARKET STREET, WILMINGTON, DE 19894-0001.

No. SN-03                                                     CUSIP NO. ________



                              HERCULES INCORPORATED

              AUCTION RATE RESET JUNIOR SUBORDINATED NOTE SERIES A

                 Hercules Incorporated, a Delaware corporation (the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Chase Manhattan Bank, as Property Trustee, for Hercules Trust V, or registered assigns, the principal sum of Two Hundred Six Million Two Hundred Thousand Dollars ($206,200,000) on February 9, 2002, or such other date as may be provided pursuant to the terms of the Indenture.

         (a) Interest on the principal amount of each Subordinated Note will accrue and be payable at a rate (the "INTEREST RATE") per annum equal to:

                           (i) from and including November 12, 1998 to but
                  excluding February 9, 2000, LIBOR plus 175 basis points;

                           (ii) from and including February 9, 2000 to but
                  excluding the earlier of (A) the Remarketing Settlement Date on which Replacement Notes are issued and (B) the date such principal amount is paid, LIBOR plus 150 basis points;

                           (iii) from and including the Remarketing Settlement
                  Date on which Replacement Notes are issued to but excluding the date such principal amount is paid, the Winning Bid Rate; and

                           (iv) notwithstanding clauses (i), (ii) and (iii)
                  above, if the Company fails to pay the principal amount on the date such amount becomes due, then from and including such due date to but excluding the date such principal amount is paid, the applicable Interest Rate in effect on the due date, compounded quarterly, but only to the extent permitted by applicable law.

                 Interest that is not paid when due will bear additional interest thereon compounded quarterly at the applicable Interest Rate in effect on the due date specified above (to the extent permitted by applicable law). The term "INTEREST", as used herein, includes any such additional interest unless otherwise stated.

         (b) Until the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Subordinated Notes will be payable quarterly in arrears (A) on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999 and (B) on such Remarketing Settlement Date (each, a "PRE-REMARKETING INTEREST PAYMENT DATE"), and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from November 12, 1998, to but excluding the related Pre-Remarketing Interest Payment Date, except as otherwise described below.

                 The Interest Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Interest Rate in effect from and including February 12, 1999 to but excluding February 9, 2000, for each quarterly period from and including the immediately preceding Pre-Remarketing Interest Payment Date to but excluding the applicable Pre-Remarketing Interest Payment Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Interest Payment Date (a "DATE OF DETERMINATION") and shall equal LIBOR plus 175 basis points. The Interest Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Interest Payment Date to but excluding the applicable Pre-Remarketing Interest Payment Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Interest Payment Date and shall equal LIBOR plus 150 basis points. The amount of interest payable on February 12, 2000 shall reflect the pro rata application of the two Interest Rates applicable to the calculation period for such interest payment for each day on which the applicable Interest Rate was in effect. The amount of interest payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Pre-Remarketing Interest Payment Date is not a Business Day, then such Pre-Remarketing Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Distribution Date will be the immediately preceding Business Day.

       All percentages resulting from any calculations on the Subordinated Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

(c) Interest shall be paid to the Person in whose name such Subordinated Note or any predecessor Subordinated Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which shall be fifteen (15) days prior to a Pre-Remarketing Interest Payment Date (the "PRE-REMARKETING REGULAR RECORD DATE").

(d) From and including the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Replacement Notes will be payable quarterly in arrears (A) on February 12, May 12, August 12 and November 12 of each year, commencing on the first such date following such Remarketing Settlement Date and
(B) on the Maturity Date (each, an "INTEREST PAYMENT DATE"), and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including such Remarketing Settlement Date, to but excluding the related Interest Payment Date, except as otherwise described below. The amount of interest payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day (and without any interest or other payment in respect of any such delay); provided, that if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

(e) Interest shall be paid to the Person in whose name the Subordinated Note or any predecessor Subordinated Note is registered on the books and records of the Company, at the close of business on the Regular Record Date for such interest installment, which, in respect of (i) Subordinated Notes of which the Property Trustee is the Holder or (ii) a Global Subordinated Note, shall be the close of business on the Business Day next preceding that Interest Payment Date (the "REGULAR RECORD DATE"). If the Subordinated Notes are not held by the Property Trustee and are not represented by a Global Subordinated Note, the Regular Record Date for such interest installment shall be fifteen (15) days prior to that Interest Payment Date.

The indebtedness evidenced by this Subordinated Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all existing and future Senior Indebtedness, and this Subordinated Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Note, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

This Subordinated Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Subordinated Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

       IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                        HERCULES INCORPORATED

                                        By: ____________________________________
                                             Name:
                                             Title

Attest:


By: ______________________________
     Name:
     Title:

                          CERTIFICATE OF AUTHENTICATION


This is one of the Subordinated Notes of the series of Debentures described in the within-mentioned Indenture.

Dated:

THE CHASE MANHATTAN BANK,
as Trustee                                  or as Authentication Agent



By _______________________________          By _________________________________
    Authorized Signatory                        Authorized Signatory

                                [REVERSE OF NOTE]

         This Subordinated Note is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "DEBENTURES"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to a Junior Subordinated Debenture Indenture dated as of November 12, 1998, duly executed and delivered between the Company and The Chase Manhattan Bank, as Trustee (the "TRUSTEE"), as supplemented by a First Supplemental Indenture dated as of November 12, 1998, a Second Supplemental Indenture dated as of July 6, 1999, a Third Supplemental Indenture dated as of October 25, 1999, a Fifth Supplemental Indenture dated as of January 24, 2000 and a Sixth Supplemental Indenture dated as of February 9, 2000 (the Indenture as so supplemented, the "INDENTURE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Subordinated Notes. By the terms of the Indenture, the Debentures are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said Sixth Supplemental Indenture and herein sometimes referred to as the "SUBORDINATED NOTES."

         Because of the occurrence and continuation of a Special Event or a Failed Remarketing, in certain circumstances, this Subordinated Note may become due and payable at the principal amount together with any interest accrued thereon (the "REDEMPTION PRICE"). The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Subordinated Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures of each series affected thereby then outstanding (and, in the case of any series of Debentures held as assets of a Trust and with respect to which a Dissolution Event has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Trust as may be required under the Trust Agreement), as defined in the Indenture, to reduce the principal amount of such Debentures; reduce the percentage of the principal amount of such Debentures the Holders of which must consent to an amendment of this Indenture or a waiver; change (i) the stated maturity of the principal of or the interest on such Debentures, or (ii) the rate of interest (or the manner of calculation thereof) on such Debentures, change adversely to the Holders the redemption, conversion or exchange provisions applicable to such Debentures, if any; change the currency in respect of which the payments on such Debentures are to be made; make any change in the Subordination provisions of the Indenture (Article 10) that adversely affects the rights of the Holders of the Debentures or any change to any other Section hereof that adversely affects their rights; or change the direct action rights of holders of Preferred Securities; provided that, in the case of the outstanding Debentures of a series then held by a Trust, no such amendment shall be made that adversely affects the holders of the Preferred Securities of that Trust, and no waiver of any Event of Default with respect to the Debentures of that series or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding Preferred Securities of that Trust or the holder of each such Preferred Security, as applicable.

         A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Debentures, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debentures of any other series.

         No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Subordinated Note at the time and place and at the rate or rates and in the currency herein prescribed.

         As provided in the Indenture and subject to certain limitations herein and therein set forth, this Subordinated Note is transferable by the registered Holder hereof on the Register of the Company, upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Subordinated Note, the Company, the Trustee, any paying agent and the Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Subordinated Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Subordinated Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Subordinated Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 thereof. The Subordinated Notes may be transferred or exchanged only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Subordinated Notes in a denomination of less than $100,000 shall be deemed void and of no legal effect whatsoever.

         All terms used in this Subordinated Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.